Exhibit 2.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT AND

PARTIAL ASSIGNMENT AND ASSUMPTION

OF BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT AND PARTIAL ASSIGNMENT AND ASSUMPTION OF BUSINESS COMBINATION AGREEMENT (this “Amendment and Partial Assignment”), dated as of January 24, 2018, is by and among McDermott International, Inc., a corporation incorporated under the laws of the Republic of Panama (“Moon”), McDermott Technology, B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of Moon (“Moon Bidco”), McDermott Technology (Americas), LLC, a Delaware limited liability company and a wholly owned subsidiary of Moon (“U.S. Acquiror 1”), McDermott Technology (US), LLC, a Delaware limited liability company and a wholly owned subsidiary of Moon (“U.S. Acquiror 2”, and, together with Moon, Moon Bidco and U.S. Acquiror 1 the “Original Moon Parties”), McDermott Technology (2), B.V., a company incorporated under the laws of the Netherlands and a wholly owned subsidiary of Moon (“Moon Bidco 2”), McDermott Technology (3), B.V., a company incorporated under the laws of the Netherlands and a wholly owned subsidiary of Moon (“Moon Bidco 3” and, together with Moon Bidco 2 and the Original Moon Parties, the “Moon Parties”), Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“Comet”), Comet I B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of Comet (“Comet Newco”), Comet II B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of Comet Newco (“Comet Newco Sub”), CB&I Oil & Gas Europe B.V., a company incorporated under the laws of the Netherlands and an indirect, wholly owned subsidiary of Comet (“CT Seller 1”), CB&I Group UK Holdings, a private limited company incorporated in and registered in England and Wales and an indirect, wholly owned subsidiary of Comet (“CT Seller 2”), CB&I Nederland B.V., a company incorporated under the laws of the Netherlands and an indirect, wholly owned subsidiary of Comet (“CT Seller 3”), and The Shaw Group, Inc., a Louisiana corporation and an indirect, wholly owned subsidiary of Comet (“CT Seller 4” and, together with CT Seller 1, CT Seller 2 and CT Seller 3, the “CT Sellers”; and the CT Sellers, together with Comet, Comet Newco and Comet Newco Sub, the “Comet Parties”). The Original Moon Parties and the Comet Parties are referred to in this Amendment and Partial Assignment as the “Original Parties” and the Moon Parties and the Comet Parties are referred to in this Amendment and Partial Assignment as the “Parties.”

RECITALS

WHEREAS, the Original Moon Parties and the Comet Parties entered into that certain Business Combination Agreement dated as of December 18, 2017 (the “Original Business Combination Agreement”);

WHEREAS, Moon Bidco 2 and Moon Bidco 3 are wholly owned subsidiaries of Moon;

WHEREAS, the Parties are entering into this Amendment and Partial Assignment to (i) identify Moon Bidco 3 as the entity previously described as an entity to be formed and referred to as Moon Bidco Sub, (ii) make certain other amendments to the Original Business Combination Agreement and (iii) provide for the assignment of certain rights and obligations of Moon Bidco to Moon Bidco 2 in accordance with Section 10.3 of the Original Business Combination Agreement;

WHEREAS, Moon Bidco desires to assign, and Moon Bidco 2 desires to accept, a portion of Moon Bidco’s rights and obligations under the Original Business Combination Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

Section 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Original Business Combination Agreement.

Section 2.    Amendments to the Original Business Combination Agreement.

(a) The parties hereby amend the Original Business Combination Agreement to add Moon Bidco 2 and Moon Bidco 3 as additional Moon Parties and as additional Parties so that each reference to the Moon Parties and the Parties shall be deemed to include Moon Bidco 2 and Moon Bidco 3, effective as of the date of this Amendment and Partial Assignment.

(b) The parties hereby amend the Original Business Combination Agreement to amend and restate clause (i) of the fifth paragraph of the Recitals in its entirety as follows:

(i) Moon Bidco 2 shall acquire from CT Seller 1 (A) 100% of the issued and outstanding equity interests (the “CT Entity 1 Equity Interests”) of Limited Liability Company “CB&I Technology”, a Russian company and a direct wholly owned subsidiary of CT Seller 1 (“CT Entity 1”), (B) 100% of the issued and outstanding equity interests (the “CT Entity 2 Equity Interests”) of CB&I Lummus Engineering & Technology China Co. Ltd., a limited liability company incorporated in the People’s Republic of China and a direct wholly owned subsidiary of CT Seller 1 (“CT Entity 2”), (C) if the Works Council Consultation Procedure has been completed at the CT Effective Time, 100% of the issued and outstanding equity interests (the “CT Entity 3 Equity Interests”) of Lummus Technology Heat Transfer B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of CT Seller 1 (“CT Entity 3”), and (D) 100% of the issued and outstanding equity interests (the “CT Entity 4 Equity Interests”) of CB&I Lummus GmbH, a German GmbH and a direct wholly owned subsidiary of CT Seller 1 (“CT Entity 4”),

(c) The parties hereby amend the Original Business Combination Agreement to amend and restate clause (iv) of the fifth paragraph of the Recitals in its entirety as follows:

(iv) if the Works Council Consultation Procedure has been completed at the CT Effective Time, McDermott Technology (3), B.V. (“Moon Bidco Sub” and, together with each of the Moon Parties, the “Moon Entities”)) shall acquire from CT Seller 3 14.89% of the issued and outstanding equity interests (the “CT Entity 6 Equity Interests B” and, together with the CT Entity 6 Equity Interests A, the “CT Entity 6 Equity Interests”) of CT Entity 6 (CT Entity 1, CT Entity 2, CT Entity 4 and CT Entity 5, and if the Comet Works Council Consultation Procedure has been completed at the CT Effective Time, CT Entity 3 and CT Entity 6, are collectively referred to as the “Comet Technology Non-U.S. Entities”);

(d) The parties hereby amend the Original Business Combination Agreement to add new paragraphs to the Recitals immediately prior to the last paragraph thereof as follows:

WHEREAS, each of Moon Bidco 2 and Moon Bidco Sub is a wholly owned subsidiary of Moon newly formed for the purpose of completing the transactions contemplated by this Agreement;

WHEREAS, the sole shareholder of Moon Bidco 2, acting by written resolution, (i) determined that it is in the best interests of Moon Bidco 2 and its business, taking into account the interests of its sole shareholder and other stakeholders, to enter into this Agreement and (ii) approved this Agreement and Moon Bidco 2’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case upon the terms and subject to the conditions stated herein;

WHEREAS, the sole shareholder of Moon Bidco Sub, acting by written resolution, (i) determined that it is in the best interests of Moon Bidco Sub and its business, taking into account the interests of its sole shareholder and other stakeholders, to enter into this Agreement and (ii) approved this Agreement and Moon Bidco Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case upon the terms and subject to the conditions stated herein;

WHEREAS, Moon Bidco, as the sole shareholder of each of Moon Bidco 2 and Moon Bidco Sub, has approved this Agreement and the consummation of the transactions contemplated hereby, by written resolution;

(e) The parties hereby amend the Original Business Combination Agreement to amend and restate clause (a) of Section 2.2 in its entirety as follows:

(a) Moon Bidco shall (and Moon shall cause Moon Bidco to) commence (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Exchange Offer promptly after the Form S-4 shall have been filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Moon Bidco and Moon shall comply in all material respects with all applicable Laws in connection with the Exchange Offer. The obligation of Moon Bidco to accept for exchange, and the obligation of Moon to issue shares of Moon Common Stock to Moon Bidco to offer in exchange for, any shares of Comet Common Stock validly tendered and not properly withdrawn pursuant to the Exchange Offer shall be subject only to the satisfaction (or waiver by the Party or Parties entitled to the benefit of such Closing Condition as and to the extent contemplated by Article 8) of the conditions set forth in Article 8 (the “Closing Conditions”); provided, however, that if either Party waives any Closing Condition for purposes of this Section 2.2(a), such Closing Condition shall be deemed waived by such Party for all purposes under this Agreement; provided further, for the sake of clarity, that (x) Moon Bidco shall in no event accept shares of Comet Common Stock in the Exchange Offer without seeking to complete the Core Transactions promptly thereafter pursuant to Section 1.2 and otherwise in accordance with this Agreement and (y) if Moon Bidco accepts shares in the Exchange Offer in accordance with the terms of this Agreement, then the Parties shall complete the actions contemplated hereby with respect to the Core Transactions promptly thereafter (and in any event on the Closing Date, other than the Liquidation Distribution, which shall occur on the Closing Date or as soon as practicable thereafter) pursuant to Section 1.2 and otherwise in accordance with this Agreement. The date on which Moon Bidco commences the Exchange Offer is referred to as the “Exchange Offer Commencement Date.”

(f) The parties hereby amend the Original Business Combination Agreement to add the following as Section 6.2(f):

The Moon Bidco 2 Board, acting by written resolution, (i) determined that it is in the best interests of Moon Bidco 2 and its business, taking into account the interests of its sole shareholder and other stakeholders, to enter into this Agreement, and (ii) approved this Agreement and Moon Bidco 2’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case upon the terms and subject to the conditions stated herein. Moon Bidco, as the sole shareholder of Moon Bidco 2, has approved this Agreement and the consummation of the transactions contemplated hereby, upon the terms and subject to the conditions stated herein, by written consent.

(g) The parties hereby amend the Original Business Combination Agreement to add the following as Section 6.2(g):

The Moon Bidco Sub Board, acting by written resolution, (i) determined that it is in the best interests of Moon Bidco Sub and its business, taking into account the interests of its sole shareholder and other stakeholders, to enter into this Agreement, and (ii) approved this Agreement and Moon Bidco Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case upon the terms and subject to the conditions stated herein. Moon Bidco, as the sole shareholder of Moon Bidco Sub, has approved this Agreement and the consummation of the transactions contemplated hereby, upon the terms and subject to the conditions stated herein, by written consent.

(h) The parties hereby amend the Original Business Combination Agreement to add the following to Section 6.25:

Moon indirectly owns all of the outstanding shares of capital stock of Moon Bidco 2 and Moon Bidco Sub. Each of Moon Bidco 2 and Moon Bidco Sub has been organized solely for the purpose of effecting the Combination and the other transactions contemplated by this Agreement, has no assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto.

Section 3.    Partial Assignment. In accordance with Section 10.3 of the Original Business Combination Agreement, Moon Bidco hereby assigns to Moon Bidco 2 any and all of Moon Bidco’s rights and obligations with respect to the Comet Technology Acquisition, including the acquisition (i) from CT Seller 1 of all of the CT Seller 1 Acquired Interests and (ii) from CT Seller 2 of all of the CT Seller 2 Acquired Interests, in each case in accordance with the provisions of Article II of the Original Business Combination Agreement.

Section 4.    Acceptance and Assumption. Moon Bidco 2 hereby accepts and agrees to assume any and all of Moon Bidco’s rights and obligations with respect to the Comet Technology Acquisition, including the acquisition (i) from CT Seller 1 of all of the CT Seller 1 Acquired Interests and (ii) from CT Seller 2 of all of the CT Seller 2 Acquired Interests, with the same force and effect as if Moon Bidco 2 had been a party to the Original Business Combination Agreement.

Section 5.    Representations and Warranties. Each of the parties hereby represents and warrants to the other parties that: (a) such party has all necessary corporate or similar power and authority to execute and deliver this Amendment and Partial Assignment and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Amendment and Partial Assignment and the consummation by such party of the transactions contemplated by this Amendment and Partial Assignment have been duly authorized by all requisite corporate or similar action on behalf of such party; and (c) this Amendment and Partial Assignment has been duly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms. The Moon Parties, jointly and severally, represent and warrant to the Comet Parties that: (a) Moon indirectly owns all of the outstanding shares of capital stock of Moon Bidco 2 and Moon Bidco 3; (b) each of Moon Bidco 2 and Moon Bidco 3 has been organized solely for the purpose of effecting the Combination and the other transactions contemplated by the Original Business Combination Agreement (as amended by this Amendment and Partial Assignment); (c) each of Moon Bidco 2 and Moon Bidco 3 has no assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the execution of this Amendment and Partial Assignment, the performance of its covenants and agreements hereunder and under the Original Business Combination Agreement and matters ancillary thereto; (d) each of Moon Bidco 2 and Moon Bidco 3 is a legal entity duly organized, validly existing, and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of its respective jurisdiction of organization; and (e) each of Moon

Bidco 2 and Moon Bidco 3 has all requisite corporate and similar power and authority to deliver all other agreements and documents contemplated by the Original Business Combination Agreement to which it is a party and to consummate the Combination and the other transactions contemplated thereby.

Section 6.    Remainder of the Original Business Combination Agreement. Except as expressly set forth herein, this Amendment and Partial Assignment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Business Combination Agreement, all of which shall continue to be in full force and effect. Unless the context otherwise requires, after the execution and delivery of this Amendment and Partial Assignment, any reference in the Original Business Combination Agreement to “this Agreement” shall mean the Original Business Combination Agreement as amended hereby.

Section 7.    Construction. Except as expressly provided in this Amendment and Partial Assignment, all references in the Original Business Combination Agreement, the Moon Disclosure Letter and the Comet Disclosure Letter to “the date hereof” and “the date of this Agreement” or words of like import, unless the context otherwise requires, shall refer to December 18, 2017.

Section 8.    General Provisions. The provisions of Article 10 of the Original Business Combination Agreement are incorporated by reference into this Amendment and Partial Assignment and will apply mutatis mutandis to this Amendment and Partial Assignment.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment and Partial Assignment and caused the same to be duly delivered on their behalf on the day and year first written above.

MOON PARTIES:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Chris Krummel
Name:	Chris Krummel
Title:	Vice President, Finance and Chief Accounting Officer

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

MCDERMOTT TECHNOLOGY, B.V.

By:	/s/ Stuart Spence
Name: Stuart Spence Title: Managing Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

MCDERMOTT TECHNOLOGY (2), B.V.

By:	/s/ Stuart Spence
Name: Stuart Spence Title: Managing Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

MCDERMOTT TECHNOLOGY (3), B.V.

By:	/s/ Stuart Spence
Name: Stuart Spence Title: Managing Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

MCDERMOTT TECHNOLOGY (AMERICAS), LLC

By:	/s/ Ty Lawrence
Name: Ty Lawrence Title: Vice President, Treasurer

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

MCDERMOTT TECHNOLOGY (US), LLC

By:	/s/ Ty Lawrence
Name: Ty Lawrence Title: Vice President, Treasurer

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

COMET PARTIES:

CHICAGO BRIDGE & IRON COMPANY N.V.

By: CHICAGO BRIDGE & IRON COMPANY B.V., its Managing Director

By:	/s/ Kirsten B. David
Name: Kirsten B. David
Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

COMET I B.V.

By: CHICAGO BRIDGE & IRON COMPANY B.V., its Managing Director

By:	/s/ Kirsten B. David
Name: Kirsten B. David
Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

COMET II B.V.

By: CHICAGO BRIDGE & IRON COMPANY B.V.,
its Managing Director

By:	/s/ Kirsten B. David
Name: Kirsten B. David Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

CB&I OIL & GAS EUROPE B.V.

By:	/s/ Kirsten B. David
Name: Kirsten B. David Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

CB&I GROUP UK HOLDINGS

By:	/s/ Luciano Reyes
Name: Luciano Reyes Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

CB&I NEDERLAND B.V.

By:	/s/ Ashok Joshi
Name: Ashok Joshi Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

THE SHAW GROUP, INC.

By:	/s/ Kirsten B. David
Name: Kirsten B. David Title: Director

[Signature Page to Amendment and Partial Assignment and Assumption of Business Combination Agreement]

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